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                                                                   EXHIBIT 23.1





INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of CNB Bancorp, Inc. on Form SB-2 of our report, dated November 14, 2001, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.



/s/Yount, Hyde & Barbour, P.C.

Winchester, Virginia
January 25, 2002